Exhibit 99.1

Hercules Offshore Announces Third Quarter 2006 Earnings

HOUSTON, November 6 /PRNewswire-FirstCall/ — Hercules Offshore, Inc. (Nasdaq: HERO) today reported net income of $29.7 million, or $0.90 per diluted share, on operating revenues of $97.2 million for the third quarter of 2006, compared to net income of $10.1 million, or $0.41 per diluted share, on operating revenues of $42.2 million for the third quarter of 2005. Net income was $83.5 million, or $2.57 per diluted share, on operating revenues of $229.6 million for the nine months ended September 30, 2006, compared to net income of $29.7 million, or $1.22 per diluted share, on operating revenues of $113.3 million for the nine months ended September 30, 2005. The results for the nine months ended September 30, 2006 include a gain recognized in the first quarter of 2006 of $18.6 million ($0.59 per diluted share), net of tax of $11.0 million, related to the settlement of the Company’s insurance claim on the loss of Rig 25 in Hurricane Katrina. Excluding the effect of this item, net income was $64.9 million, or $1.98 per diluted share for the nine month period.

At September 30, 2006, the Company’s balance sheet reflected total assets of $556.7 million, including cash balances of $85.0 million, total debt of $93.6 million and stockholders’ equity of $356.6 million.

Randy Stilley, Chief Executive Officer and President of Hercules Offshore, Inc., commented on the results and outlook: “Our continued strong sequential earnings growth is a positive reflection of both our acquisition and marketing strategies. We expect our operating days to continue to increase over the next several quarters as additional acquired assets enter service.”

“Looking ahead, we anticipate continued favorable market conditions for our liftboats and in the international offshore drilling market, which remains undersupplied. As was the case last quarter, the near-term outlook for U.S. Gulf of Mexico contract drilling remains uncertain. The Company’s committed contract backlog has largely mitigated any potential weakness in our 2006 operating results, and the continued migration of U.S. Gulf of Mexico jackup rigs to international markets should maintain a favorable balance between supply and demand, leading to improvements in contracted backlog during 2007.”

Contract Drilling Services Highlights

During the third quarter of 2006, revenues from Domestic Contract Drilling Services were $46.4 million, compared to revenues of $28.2 million in the third quarter of 2005. Operating income increased to $27.8 million in the third quarter of 2006 from $12.2 million in the third quarter of 2005 despite the fact that operating days declined to 548 from 571. Operating days declined primarily as a result of the loss of Rig 25 during Hurricane Katrina. The average daily revenue per rig in the segment increased to $84,776 in the third quarter of 2006, compared to $49,471 in the third quarter of 2005. Utilization was 99.3% during the third quarter of 2006, compared to 95.5% during the third quarter of 2005.

International Contract Drilling Services revenues and operating income were $7.9 million and $2.5 million, respectively, in the third quarter of 2006, which reflected the start-up of Rig 16’s operations in Qatar in the second quarter of 2006 and the mobilization of Rig 31 to India in the third quarter of 2006. Prior to the start-up of Rig 16’s operations in Qatar, we did not have international drilling operations. The average daily revenue per rig was $78,825 in the third quarter of 2006, and utilization was 100.0%.

Marine Services Highlights

Domestic Marine Services revenues were $40.1 million in the third quarter of 2006, up from $13.9 million in the third quarter of 2005. Operating income increased to $21.0 million in the third quarter of 2006 from $3.4 million in the third quarter of 2005. The average daily revenue per liftboat increased to $12,641 in the third quarter of 2006 from $5,432 in the third quarter of 2005. Utilization for the Company’s domestic liftboats decreased to 77.0% in the third quarter of 2006 from 79.7% in the third quarter of 2005. The total number of operating days increased to 3,171 from 2,566, which reflected the acquisitions of additional liftboats.

International Marine Services revenues and operating income, which reflect the operation of four liftboats in Nigeria acquired in November 2005, were $2.8 million and $0.2 million, respectively, during the third quarter of 2006. The average daily revenue per liftboat was $12,050 in the third quarter, and utilization was 63.9%. The third quarter 2006 utilization was lower than the utilization in the second quarter of 2006 due to drydocking schedules for two liftboats during a portion of the third quarter. Both vessels are now back in service.

Update on Recent Events

As previously announced, on August 24, 2006, one of the Company’s wholly owned subsidiaries entered into a definitive agreement with Halliburton West Africa Limited and Halliburton Energy Services Nigeria Limited (collectively, “Halliburton”) to purchase eight liftboats owned by Halliburton and assume Halliburton’s rights to operate five additional liftboats under an arrangement with the third party vessel owner. The liftboats are currently operating in the coastal waters of Nigeria and Cameroon and have leg lengths ranging from 105 to 215 feet. The initial purchase price is approximately $50.0 million. The parties will also enter into an earn-out agreement, whereby Hercules will make additional payments, up to a maximum of $10.0 million, to Halliburton over a three-year period based upon Hercules’s liftboat operations in West Africa meeting certain annual profitability and capital expenditures targets. We expect the transaction to close this week.

Headquartered in Houston, Hercules Offshore, Inc. owns a fleet of nine jackup drilling rigs and 51 liftboats. The Company offers a range of services to oil and gas producers to meet their needs during drilling, well service, platform inspection, maintenance, and decommissioning operations in shallow waters.

The Company is providing net income before the gain on the insurance settlement of Rig 25 because management believes that this measure better reflects the normal operations of the Company as it excludes a significant gain realized on the loss of a rig in a recent hurricane.

For more information, please visit our website at www.herculesoffshore.com.

Conference Call Information

Hercules will conduct a conference call at 10:00 a.m. CST on Monday, November 6, 2006 to discuss its third quarter 2006 financial results and recent events. The conference call will also be broadcast live via the Internet at www.herculesoffshore.com. To participate in the conference call by telephone, please call, 10 minutes prior to the scheduled start time, one of the following telephone numbers:

866-770-7051 (Domestic)

617-213-8064 (International)

The access or confirmation code is 81039552

A replay of the conference call will be available by telephone on Monday, November 6, 2006 beginning at 12:00 p.m. CST (1:00 p.m. EST), through Monday, November 13, 2006. The phone number for the conference call replay is (888)286-8010 or internationally (617)801-6888. The access code is 21790130. Additionally, the recorded conference call will be accessible through our website at www.herculesoffshore.com for 28 days after the conference call.

The news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are subject to a number of risks, uncertainties and assumptions, including the factors described in Hercules’ most recent periodic reports and other documents filed with the Securities and Exchange Commission, which are available free of charge at the SEC’s website at www.sec.gov or the Company’s website at www.herculesoffshore.com. Hercules cautions you that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected or implied in these statements.

Contact Information:

Stephen M. Butz

Vice President and Treasurer

Hercules Offshore, Inc.

713-979-9832

HERCULES OFFSHORE, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	September 30, 2006	December 31, 2005
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$84,966	$47,575
Restricted cash	250	—
Accounts receivable, net	66,876	38,484
Deposits	309	33
Assets held for sale	—	2,040
Insurance claims receivable	12,186	5,919
Prepaid expenses and other	28,564	6,160

Total current assets	193,151	100,211

PROPERTY AND EQUIPMENT, net	354,794	247,443
OTHER ASSETS	8,750	7,171

Total assets	$556,695	$354,825

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Current portion of long-term debt	$1,400	$1,400
Insurance note payable	12,030	2,401
Accounts payable	29,701	13,281
Accrued liabilities	13,147	11,165
Taxes payable	1,075	122
Interest payable	2,120	1,759
Other current liabilities	4,558	—

Total current liabilities	64,031	30,128
LONG-TERM DEBT, net of current portion	92,200	93,250
DEFERRED INCOME TAXES	43,331	15,504
OTHER LIABILITIES	526	—

STOCKHOLDERS’ EQUITY	356,607	215,943

Total liabilities and stockholders’ equity	$556,695	$354,825

HERCULES OFFSHORE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
REVENUES
Contract drilling services	$54,298	$28,248	$123,862	$79,427
Marine services	42,914	13,937	105,780	33,888

	97,212	42,185	229,642	113,315

COSTS AND EXPENSES
Operating expenses for contract drilling services, excluding depreciation and amortization	18,327	14,043	43,256	37,379
Operating expenses for marine services, excluding depreciation and amortization	14,870	7,757	38,137	18,184
Depreciation and amortization	9,097	3,753	22,582	9,075
General and administrative, excluding depreciation and amortization	7,209	4,031	20,396	9,136

	49,503	29,584	124,371	73,774

OPERATING INCOME	47,709	12,601	105,271	39,541

OTHER INCOME (EXPENSE)
Interest expense	(2,575)	(2,735)	(6,824)	(7,572)
Gain on disposal of assets	1,110	—	30,690	—
Loss on early retirement of debt	—	—	—	(2,786)
Other, net	874	244	2,697	479

INCOME BEFORE INCOME TAXES	47,118	10,110	131,834	29,662
INCOME TAX PROVISION
Current income tax	(7,166)	—	(20,658)	—
Deferred income tax	(10,273)	—	(27,652)	—

NET INCOME	$29,679	$10,110	$83,524	$29,662

EARNINGS PER SHARE:
Basic	$0.93	$0.42	$2.67	$1.24
Diluted	$0.90	$0.41	$2.57	$1.22
WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	31,884,566	23,922,850	31,234,533	23,855,353
Diluted	33,069,992	24,630,628	32,440,950	24,324,935

HERCULES OFFSHORE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Nine Months Ended September 30,
	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$83,524	$29,662
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	22,582	9,075
Stock based compensation expense	2,277	—
Deferred income taxes	27,652	—
Amortization of deferred financing fees	506	714
Provision for bad debts	160	(519)
Loss on early retirement of debt	—	2,786
Gain on disposal of assets	(30,690)	—
Gain on sale of assets	(89)	—
(Increase) decrease in operating assets
Increase in accounts receivable	(28,552)	(15,293)
Increase in insurance claims receivable	(7,913)	(193)
Increase in prepaid expenses and other	(23,397)	(4,147)
Increase (decrease) in operating liabilities
Increase in accounts payable	16,420	4,783
Increase in insurance note payable	9,629	4,175
Increase in other current liabilities	12,335	6,667
Increase in other liabilities	526	—

Net cash provided by operating activities	84,970	37,710
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(143,282)	(115,571)
Deferred drydocking expenditures	(8,967)	(4,617)
Insurance proceeds received	50,090	—
Proceeds received from sale of assets, net of commissions	5,989	454
Increase in restricted cash	(250)	—
Decrease (increase) in deposits	(276)	1,999

Net cash used in investing activities	(96,696)	(117,735)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from borrowings	—	185,000
Payment of debt	(1,050)	(101,000)
Proceeds from issuance of common stock	54,198	—
Proceeds from exercise of stock options	340	—
Payment of debt issuance costs	(639)	(6,008)
(Distributions to) contributions from members	(3,732)	4,329

Net cash provided by financing activities	49,117	82,321

NET INCREASE IN CASH AND CASH EQUIVALENTS	37,391	2,296
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	47,575	14,460

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$84,966	$16,756

HERCULES OFFSHORE, INC. AND SUBSIDIARIES

SELECTED FINANCIAL AND OPERATING DATA

(Dollars in thousands, except per day amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
Domestic Contract Drilling Services Segment:
Number of rigs (as of end of period)	6	9	6	9
Operating days	548	571	1,424	1,783
Available days	552	598	1,526	1,849
Utilization (1)	99.3%	95.5%	93.3%	96.4%
Average revenue per rig per day (2)	$84,776	$49,471	$78,449	$44,552
Average operating expense per rig per day (3)	$25,871	$23,483	$24,644	$20,216
Revenues	$46,415	$28,248	$111,703	$79,427
Operating expenses, excluding depreciation and amortization	$14,280	$14,043	$37,606	$37,379
Depreciation and amortization	$2,538	$1,410	$6,279	$4,020
General and administrative expenses, excluding depreciation and amortization	$1,846	$598	$5,219	$3,463
Operating income	$27,751	$12,197	$62,599	$34,565

International Contract Drilling Services Segment:
Number of rigs (as of end of period)	3	—	3	—
Operating days	100	—	133	—
Available days	100	—	137	—
Utilization (1)	100.0%	—	97.1%	—
Average revenue per rig per day (2)	$78,825	—	$91,486	—
Average operating expense per rig per day (3)	$40,466	—	$41,147	—
Revenues	$7,883	—	$12,159	—
Operating expenses, excluding depreciation and amortization	$4,047	—	$5,650	—
Depreciation and amortization	$935	—	$1,186	—
General and administrative expenses, excluding depreciation and amortization	$442	—	$949	—
Operating income	$2,459	—	$4,374	—

Domestic Marine Services Segment:
Number of liftboats (as of end of period)	47	39	47	39
Operating days	3,171	2,566	8,823	5,784
Available days	4,119	3,220	11,276	7,592
Utilization (1)	77.0%	79.7%	78.2%	76.0%
Average revenue per liftboat per day (2)	$12,641	$5,432	$10,863	$5,859
Average operating expense per liftboat per day (3)	$3,238	$2,409	$2,961	$2,395
Revenues	$40,082	$13,937	$95,842	$33,888
Operating expenses, excluding depreciation and amortization	$13,339	$7,757	$33,389	$18,184
Depreciation and amortization	$5,171	$2,334	$14,059	$5,035
General and administrative expenses, excluding depreciation and amortization	$618	$412	$1,780	$1,233
Operating income	$20,954	$3,434	$46,614	$9,436

International Marine Services Segment:
Number of liftboats (as of end of period)	4	—	4	—
Operating days	235	—	947	—
Available days	368	—	1,092	—
Utilization (1)	63.9%	—	86.7%	—
Average revenue per liftboat per day (2)	$12,050	—	$10,494	—
Average operating expense per liftboat per day (3)	$4,158	—	$4,348	—
Revenues	$2,832	—	$9,938	—
Operating expenses, excluding depreciation and amortization	$1,531	—	$4,748	—
Depreciation and amortization	$426	—	$979	—
General and administrative expenses, excluding depreciation and amortization	$721	—	$2,075	—
Operating income	$154	—	$2,136	—

Total Company:
Revenues	$97,212	$42,185	$229,642	$113,315
Operating expenses, excluding depreciation and amortization	$33,197	$21,800	$81,393	$55,563
Depreciation and amortization	$9,097	$3,753	$22,582	$9,075
General and administrative expenses, excluding depreciation and amortization	$7,209	$4,031	$20,396	$9,136
Operating income	$47,709	$12,601	$105,271	$39,541
Interest expense	$2,575	$2,735	$6,824	$7,572
Loss on early retirement of debt	$—	$—	$—	$2,786
Gain on disposal of asset	$1,110	$—	$30,690	$—
Other income	$874	$244	$2,697	$479
Income before income taxes	$47,118	$10,110	$131,834	$29,662
Income tax expense	$17,439	$—	$48,310	$—
Net income	$29,679	$10,110	$83,524	$29,662

(1)	Utilization is defined as the total number of days our rigs or liftboats, as applicable, were under contract, known as operating days, in the period as a percentage of the total number of available days in the period. Days during which our rigs and liftboats were undergoing major refurbishments, upgrades or construction, which included Rig 16, Rig 21, Rig 26 and Rig 31, or cold-stacked units, which included three of our liftboats, are not counted as available days. Days during which our liftboats are in the shipyard undergoing drydocking or inspection are considered available days for the purposes of calculating utilization.
(2)	Average revenue per rig or liftboat per day is defined as revenue earned by our rigs or liftboats, as applicable, in the period divided by the total number of operating days for our rigs or liftboats, as applicable, in the period. Included in revenue is a total of $722,564 and $847,564 related to amortization of deferred mobilization revenue and contract specific capital expenditures reimbursed by the customer for the three and nine months ended September 30, 2006, respectively. Included in revenue for our International Contract Drilling Services segment for the nine months ended September 30, 2006 is $2,010,000 earned for a timely departure of Rig 16 from the shipyard in the second quarter of 2006.
(3)	Average operating expense per rig or liftboat per day is defined as operating expenses, excluding depreciation and amortization, incurred by our rigs or liftboats, as applicable, in the period divided by the total number of available days in the period. We use available days to calculate average operating expense per rig or liftboat per day rather than operating days, which are used to calculate average revenue per rig or liftboat per day, because we incur operating expenses on our rigs and liftboats even when they are not under contract and earning a dayrate. In addition, the operating expenses we incur on our rigs and liftboats per day when they are not under contract are typically lower than the per-day expenses we incur when they are under contract. Included in operating expense is a total of $552,918 and $571,949 related to amortization of deferred mobilization expenses for the three and nine months ended September 30, 2006, respectively.